EXHIBIT 99.4

                      PROVIDENT BANKSHARES CORPORATION

                          Secretary's Certificate

     The undersigned, Robert L. Davis, hereby certifies that he is the duly elected and qualified Corporate Secretary of Provident Bankshares Corporation, a Maryland corporation (the "Corporation"), and he further certifies that the resolutions attached hereto are a true, complete and correct copy of the resolutions duly and lawfully adopted by the Board of Directors of the Corporation on September 20, 1995. Such resolutions have not been altered, rescinded or amended and are still in full force and effect as of the date hereof in the form adopted.
     IN WITNESS WHEREOF, the undersigned has executed the foregoing on September 22, 1995.

                                        /S/ ROBERT L. DAVIS
                                        Robert L. Davis, Secretary
                                        Provident Bankshares Corporation

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                         PROVIDENT BANKSHARES CORPORATION

                      RESOLUTIONS OF THE BOARD OF DIRECTORS

                         RE:  DIVIDEND REINVESTMENT PLAN

                              SEPTEMBER 20, 1995

     WHEREAS, the Board of Directors has been advised of the need to amend and restated in its entirety the Corporation's Dividend
Reinvestment and Stock Purchase Plan (the "Plan") in order to reflect the current operation of the Plan; and

     WHEREAS, the Board of Directors has been advised of the need to authorize for issuance additional shares of the common stock of the Corporation, par value $1.00 per share (the "Common
Stock"), for use pursuant to the Plan; and

     WHEREAS, the Board of Directors has also been advised of the need to register such shares under the Securities Act of 1933, as amended (the "Act"), to be issued under the Plan.

     IT IS THEREFORE,

     RESOLVED, that the Corporation hereby amends and restates the Plan in its entirety as set forth in the form of the Prospectus prepared for the Plan (the "Prospectus"), together with such revisions as the officers of the Corporation deem necessary and appropriate under the circumstances; and

     RESOLVED, that the Corporation is hereby authorized to issue up to 598,117 additional shares of Common Stock (the "Shares"), upon the terms and conditions and for the consideration set forth in the Plan; and

     RESOLVED, that the Chairman of the Board, the President, the Executive Vice President or any Vice President of this Corporation be, and each of them hereby is, in the name and on behalf of this Corporation, authorized to execute, either in person or by a duly authorized power of attorney or powers of attorney, a Registration Statement on Form S-3 relating to the registration of the Shares under the Act (herein, together with all exhibits and amendments, including any post-effective amendments and/or supplements thereto, the "Registration Statement"), in such form and with such changes therein as the officer executing the same on behalf of the Corporation may approve, such execution to be conclusive evidence of such approval; and


     RESOLVED, that upon the execution of the Registration
Statement by the directors and officers of this Corporation as required by law, either in person or by a

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duly authorized attorney or attorneys, the proper officers of this
Corporation be, and each of them hereby is, authorized to cause the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") and to execute and file all such instruments, make all such payments, and do such other acts and things as, in their opinion or in the opinion of any of them, may be necessary or desirable in order to effect such filing, to cause the Registration Statement to become effective, and to maintain the Registration Statement in effect for as long as they deem it to be in the best interests of this Corporation; and

     RESOLVED, that Robert L. Davis is hereby designated and appointed as the agent of this Corporation for the receipt of notices or communications from the Commission with respect to the Registration Statement, with all of the powers set forth in the rules and regulations of the Commission under the Act; and

     RESOLVED, that it is desirable and in the best interests of this Corporation that the Shares be qualified and registered for sale in various states and other jurisdictions; that the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Secretary and any Assistant Secretary and the Treasurer and any Assistant Treasurer of this Corporation be, and each them hereby is, authorized to determine the states and other jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Shares as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Corporation any and all such acts as they may deem necessary or desirable in order to comply with the applicable laws of any such state and other jurisdiction, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and to take any and all further action that they may deem necessary or advisable to maintain any such registration or qualification for as long as they deem necessary; and that the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority from this Corporation and the approval and ratification by this corporation of the papers and documents so executed and the actions so taken; and

     RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the corporation to make application to the National Association of Securities Dealers', Inc. NASDAQ-National Market System or such other securities exchange as such officer shall deem necessary or appropriate for the listing thereon of the Shares; and that each such officer, or such other person as such officer may designate in writing, is authorized to appear before any official or officials or before any body of any such exchange, and to execute and deliver any and all papers and agreements, and to do any and all things which may be necessary to effect such listing;

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     RESOLVED, that the proper officers of this Corporation be, and each of them hereby, is in the name of and on behalf of the Corporation, authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the names and on behalf of this Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate and carry out the purpose and intent of the foregoing resolutions, including without limitation the performance of the obligations of the Corporation under the Registration Statement, the plan or any other agreement referred to or contemplated herein; and

     RESOLVED, that any and all actions taken or contracts entered into heretofore by any officer for the Corporation, as well as any and all actions taken or contracts entered into by said persons as individuals acting for the Corporation, with respect to the Plan and the Registration Statement be and the same hereby are ratified, affirmed and approved, and all such contracts are hereby adopted as though said individuals had at such time full power and authority to act for and on behalf of the Corporation and in the same manner as if each and every act had been done pursuant to the specific authorization of the Board of Directors of the Corporation.